Exhibit (H)(3)(ii)

AMENDMENT NO. 2 TO FUND PARTICIPATION AGREEMENT

THIS AMENDMENT (“Amendment”) to the Fund Participation Agreement dated October 19, 2017 and amended January 18, 2019 (the “Agreement”) is made as of this 23rd day of August, 2021 by and among COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY, a Massachusetts corporation (the “Company”), acting herein for and on behalf of the Company and on behalf of each separate account set forth on Schedule A of the Agreement, as may be amended from time to time (the “Separate Accounts”); FORETHOUGHT VARIABLE INSURANCE TRUST (the “Trust”), acting herein for itself and on behalf of each of the series set forth on Schedule B of the Agreement, as may be amended from time to time (the “Series”); GLOBAL ATLANTIC DISTRIBUTORS, LLC, a Delaware limited liability company and the Trust’s principal underwriter (“GAD”); and GLOBAL ATLANTIC INVESTMENT ADVISORS, LLC (the “Adviser”)(collectively, the “Parties”).

WHEREAS, the Company, the Trust, GAD and the Adviser are parties to the Agreement;

WHEREAS, effective at the close of business on August 20, 2021, certain series of the Trust will be reorganized into other series of the Trust; and

WHEREAS, the Parties mutually desire to amend Schedule B to remove certain series of the Trust;

NOW, THEREFORE, in consideration of the mutual promises herein, the Parties hereby agree to amend the Agreement as follows, effective August 23, 2021:

1.     To amend and restate Schedule B of the Agreement as attached hereto.

Unless otherwise indicated, capitalized terms used herein shall have the meanings as ascribed to such terms in the Agreement.

Except as specifically modified by this Amendment, the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have cased their duly authorized officers to execute this Amendment as of the date and year written above.

COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY

On its behalf and on behalf of each Separate Account named in Schedule A

By:	/s/ Robert M. Arena, Jr.
Name:	Robert M. Arena, Jr.
Title:	President

FORETHOUGHT VARIABLE INSURANCE TRUST

On its behalf and on behalf of each Series named in Schedule B

By:	/s/ Eric D. Todd
Name:	Eric D. Todd
Title:	President

GLOBAL ATLANTIC INVESTMENT ADVISORS, LLC

By:	/s/ Eric D. Todd
Name:	Eric D. Todd
Title:	President

GLOBAL ATLANTIC DISTRIBUTORS, LLC

By:	/s/ Robert M. Arena, Jr.
Name:	Robert M. Arena, Jr.
Title:	President

AMENDED AND RESTATED

SCHEDULE B

SERIES

Global Atlantic BlackRock Allocation Portfolio

Global Atlantic BlackRock Disciplined Core Portfolio

Global Atlantic BlackRock Disciplined Growth Portfolio

Global Atlantic BlackRock High Yield Portfolio

Global Atlantic BlackRock Disciplined International Core Portfolio

Global Atlantic BlackRock Disciplined Value Portfolio

Global Atlantic BlackRock Disciplined Mid Cap Growth Portfolio

Global Atlantic Goldman Sachs Core Fixed Income Portfolio